Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453

Repligen Reports First Quarter 2016 Financial Results

- Record quarterly revenue of $25.1 million, reflecting 21% year-over-year growth -

WALTHAM, MA – May 5, 2016 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for the first quarter ended March 31, 2016. Detailed in this press release are the Company’s performance highlights for the period, followed by updated financial guidance for the year 2016 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “Our record revenue during the first quarter reflects overall growth of 21% year-over-year, driven by increased demand for our proprietary products, which we believe is a direct result of our commercial expansion in 2015. We continue to add best-in-class technologies to our portfolio, and we closed out the quarter by executing on our acquisition strategy with our April 1st purchase of Atoll GmBH (“Atoll”). We are pleased with how the integration is progressing and look forward to establishing the Weingarten, Germany, facility as our European customer-facing center for many of our high-value products.”

Financial Highlights for First Quarter 2016

•	Revenue for the first quarter of 2016 increased to $25.1 million compared to $20.8 million for the first quarter of 2015, a year-over-year gain of 21% at both constant currency and as recorded (GAAP).

•	Gross profit for the first quarter of 2016 was $14.0 million, a year-over-year increase of $1.3 million or 10%. Gross margin for the first quarter of 2016 was 55.9% compared to 61.2% in the first quarter of 2015. The first quarter of 2016 gross margin reflects operational investments made in our facilities to support increased demand for our products, as well as product mix, with increased sales of OPUS® pre-packed chromatography columns.

•

Non-GAAP adjusted operating income for the first quarter of 2016 was $5.9 million, a year-over-year increase of $0.7 million. Adjusted operating income for the first quarter of 2016 excludes Atoll acquisition costs of $0.4 million and contingent consideration expense of $2.0 million under the

- more -

Company’s June 2014 asset purchase agreement with Refine Technology (“Refine”)[1]. For the first quarter of 2015, adjusted operating income excludes $1.1 million of Refine contingent consideration expense. On a GAAP basis, operating income for the first quarter of 2016 was $3.5 million compared to $4.0 million for the first quarter of 2015.

•	Other (expense) income for the first quarter of 2016 was $1.0 million (expense) compared to other income of $0.1 million during the first quarter of 2015. This non-operational foreign currency expense during the first quarter of 2016 was primarily due to a weaker U.S. dollar and the revaluation into Swedish krona, for reporting purposes, of dollars held in our Swedish facility at quarter-end. For the remainder of 2016, we expect to hold less cash in U.S. dollars in our foreign entities to minimize any further impact. Both GAAP and adjusted (non-GAAP) net income and EPS were impacted negatively by $0.7 million (after tax), or $0.02 per diluted share, respectively, in the first quarter of 2016.

•	Non-GAAP adjusted net income for the first quarter of 2016 was $4.0 million, consistent with the first quarter of 2015. Adjusted net income excludes the impact of the aforementioned $2.4 million of expenses associated with the Atoll acquisition ($0.4 million) and Refine contingent consideration ($2.0 million) in the first quarter of 2016, and the $1.1 million of Refine contingent consideration in the first quarter of 2015. On a GAAP basis, net income for the first quarter of 2016 was $1.6 million, compared to $2.9 million for the first quarter of 2015.

•	Non-GAAP adjusted earnings per fully diluted share were $0.12 for the first quarter of 2016, consistent with first quarter of 2015. Adjusted EPS excludes the impact of the aforementioned $2.4 million of expenses associated with the Atoll acquisition and Refine contingent consideration in the first quarter of 2016, and the $1.1 million of Refine contingent consideration in the first quarter of 2015. On a GAAP basis, fully diluted EPS was $0.05 per fully diluted share for the first quarter of 2016 compared to $0.09 for the first quarter of 2015.

•	Adjusted EBITDA for the first quarter of 2016 was $6.0 million, compared to $6.4 million for the first quarter of 2015. Adjusted EBITDA excludes the impact of the aforementioned $2.4 million of expenses associated with the Atoll acquisition and Refine contingent consideration in the first quarter of 2016, and the $1.1 million of Refine contingent consideration in the first quarter of 2015. EBITDA for the first quarter of 2016 was $3.6 million, compared to $5.3 million in the first quarter of 2015.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this

[1]

Having exceeded the ATF sales milestone in 2015, the Company accrued $2.0 million of contingent consideration in the fourth quarter of 2015 and an additional $2.0 million in the first quarter of 2016 based on the increased probability of achieving the ATF sales milestone for 2016, the Company’s final year of contingent consideration obligation under the Refine asset purchase agreement. This represents 73% of the $5.55 million total potential payout for 2016, or 95% of the $4.25 million fixed component. In the event that the ATF sales milestone for 2016 is not achieved, the Company will reverse the aggregate $4.0 million accrued for the 2016 potential payout.

release: revenue growth rate at constant currency, adjusted operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides revenue growth rates in constant currency to exclude the impact of foreign currency translation in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The Company’s adjustments to these non-GAAP measures exclude the impact of contingent consideration and acquisition costs related to the Company’s June 2014 asset purchase agreement with Refine Technology, and acquisition costs related to the Company’s April 2016 acquisition of Atoll GmBH. These costs and revenues are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges and revenues recorded accurately reflect the performance of our ongoing operations for the period in which such charges and revenues are recorded. Refine contingent consideration is triggered by the achievement of annual ATF System sales milestones through the end of the year 2016.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

Financial Guidance for 2016

Based on our first quarter performance, our acquisition of Atoll at the beginning of the second quarter of 2016, and our current projections for organic business performance, we are updating our guidance for the year 2016. This guidance is based on expectations for our existing business and does not include the financial impact of potential additional Refine or Atoll contingent consideration, potential new acquisitions or future fluctuations in foreign currency exchange rates.

•	Total revenue for the year 2016 is projected to be $98-$102 million, an increase from our previous guidance of $93-$96 million. This update includes our expectation that Atoll, which we acquired on April 1, 2016, will contribute $3.0 to $3.5 million in revenue for the remaining nine months of 2016. Our updated revenue guidance reflects growth of 17%-22%, with no meaningful impact anticipated from foreign exchange.

•	Product gross margin for the year 2016 is expected to be 57%-59%, consistent with our previous guidance.

•	Adjusted income from operations for the year 2016 is expected to be $21.5-$23.5 million. Adjusted income from operations guidance includes the aforementioned additional revenue projections and excludes anticipated Atoll acquisition and integration costs of $1.5 million and the $2.0 million of contingent consideration expense recorded in the first quarter of 2016. GAAP income from operations for the year 2016 is expected to be $18-$20 million.

•	Adjusted net income for the year 2016 is expected to be $15.5-$17.5 million. Adjusted net income guidance includes the aforementioned additional revenue projections and excludes the combined $3.5 million of anticipated Atoll acquisition and integration costs ($1.5 million) and Refine contingent consideration ($2.0 million). GAAP net income for the year 2016 is expected to be $12-$14 million. Both GAAP and adjusted (non-GAAP) net income guidance include the $1.0 million impact of non-operational foreign exchange charges that we recorded in the first quarter of 2016.

•	Adjusted diluted earnings per share (EPS) for the year 2016 are expected to be in the range of $0.45-$0.51. Adjusted diluted EPS guidance includes the aforementioned additional revenue projections and excludes the negative $0.10 impact of anticipated Atoll acquisition and integration costs ($0.04 per share) and Refine contingent consideration costs ($0.06 per share). We expect GAAP EPS for the year 2016 to be in the range of $0.35-$0.41 on a fully diluted basis. Both GAAP and adjusted (non-GAAP) diluted EPS guidance include the negative $0.02 impact of non-operational foreign exchange charges that we recorded in the first quarter of 2016.

Conference Call

Repligen will host a conference call and webcast today, May 5, 2016, at 8:30 a.m. EDT, to discuss first quarter 2016 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 835-7432 for domestic callers or (404) 537-3372 for international callers. Dial-in participants must provide the passcode 97934207. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Replay listeners must provide the passcode 97934207.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our ATF System and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we market an innovative line of “ready-to-use” chromatography columns under our OPUS® and MediaScout® brands that we deliver pre-packed with our customers’ choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA, Lund, Sweden and Weingarten, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, expected revenue growth from acquisitions, the potential impairment of future earnings, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate the Atoll business, our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

snewman@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	(Unaudited)
(in thousands, except share and per share data)	Three months ended March 31,
	2016	2015
Product revenue	$25,094	$20,816
Costs and expenses:
Cost of product revenue	11,069	8,073
Research and development	1,539	1,568
Selling, general and administrative	7,018	6,026
Contingent consideration - fair value adjustments	2,005	1,111

	21,631	16,778

Income from operations	3,463	4,038
Investment income	61	37
Interest expense	(5)	(9)
Other (expense) income	(979)	132

Income before income taxes	2,540	4,198
Income tax provision	915	1,268

Net income (loss)	$1,625	$2,930

Earnings per share:
Basic	$0.05	$0.09

Diluted	$0.05	$0.09

Weighted average shares outstanding:
Basic	33,024,681	32,754,862

Diluted	33,493,575	33,450,611

Comprehensive income (loss)	$3,521	$(936)

Balance Sheet Data:	March 31, 2016	December 31, 2015
Cash, cash equivalents and marketable securities*	$70,912	$73,407
Working capital	89,424	84,471
Total assets	147,324	146,237
Long-term obligations	2,617	4,708
Accumulated deficit	(69,917)	(71,542)
Stockholders’ equity	128,886	122,748

*	does not include restricted cash

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP INCOME FROM OPERATIONS

(Unaudited)

(in thousands)	Three months ended March 31,
	2016	2015
GAAP INCOME FROM OPERATIONS	$3,463	$4,038
NON-GAAP INCOME FROM OPERATIONS ADJUSTMENTS:
Atoll acquisition costs	393	—
Contingent consideration - fair value adjustments	2,005	1,111

NON-GAAP ADJUSTED INCOME FROM OPERATIONS	$5,861	$5,149

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

(Unaudited)

(in thousands)	Three months ended March 31,
	2016	2015
GAAP NET INCOME (LOSS)	$1,625	$2,930
NON-GAAP EBITDA ADJUSTMENTS:
Investment Income	(61)	(37)
Interest Expense	5	9
Tax Provision	915	1,268
Depreciation	751	749
Amortization	399	401

NON-GAAP EBITDA	3,634	5,320
OTHER NON-GAAP ADJUSTMENTS:
Atoll acquisition costs	393	—
Contingent consideration - fair value adjustments	2,005	1,111

NON-GAAP ADJUSTED EBITDA	$6,032	$6,431

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(Unaudited)

(in thousands)	Three months ended March 31,
	2016	2015
GAAP NET INCOME (LOSS)	$1,625	$2,930
NON-GAAP NET INCOME ADJUSTMENTS:
Atoll acquisition costs	393	—
Contingent consideration - fair value adjustments	2,005	1,111

NON-GAAP ADJUSTED NET INCOME	$4,023	$4,041

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP ADJUSTED NET INCOME PER SHARE

(Unaudited)

	Three months ended March 31,
	2016	2015
GAAP NET INCOME (LOSS) PER SHARE - DILUTED	$0.05	$0.09
NON-GAAP NET INCOME ADJUSTMENTS:
Atoll acquisition costs	0.01	—
Contingent consideration - fair value adjustments	0.06	0.03

NON-GAAP ADJUSTED NET INCOME PER SHARE - DILUTED	$0.12	$0.12

# # #